BROBECK, PHLEGER, & HARRISON LLP
                                Attorneys at Law
                             Two Embarcadero Place
                                 2220 Geng Road
                            Palo Alto, CA 94303-0913

                             650-424-0160 telephone
                             650-496-2777 facsimile



SoftNet Systems, Inc.
520 Logue Avenue
Mountain View, CA  94043

                  Re: SoftNet Systems, Inc. Registration Statement on Form S-3 for 1,717,587 Shares of Common Stock

Ladies and Gentlemen:

                  We have acted as counsel to SoftNet Systems, Inc., a New York Corporation (the "Company") in connection with the above-referenced registration statement (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), under which certain shareholders of the Company intend to sell up to an aggregate of 1,717,587 shares of the Company's Common Stock, par value $0.01 per share (the "Shares").

                  This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                         Very truly yours,


                         BROBECK, PHLEGER & HARRISON LLP


                         /s/ Brobeck, Phleger & Harrison